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                                                               EXHIBIT 99.(g)(1)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 19, 1996

                           Growth Hotel Investors
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           (Exact Name of Registrant as Specified in Its Charter)

                                 California
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               (State or Other Jurisdiction of Incorporation)

        0-15347                                             94-2964750
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(Commission File Number)                    (I.R.S. Employer Identification No.)

c/o Insignia Financial Group, Inc.,
One Insignia Financial Plaza, P.O. Box 1089
Greenville, South Carolina                                     29602
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   (Address of Principal Executive Offices)                  (Zip Code)

                              (803)   239-1000
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            (Registrant's Telephone Number, Including Area Code)

             5665 Northside Drive, N.W., Atlanta, Georgia 29602
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 1.  Change in Control

                 On August 17, 1995, Michael L. Ashner, Martin Lifton, Arthur
N. Queler and certain of their respective family members, and AP-NPI II L.P., a Delaware limited partnership, entered into an agreement to sell to IFGP Corporation, a Delaware corporation, an affiliate of Insignia Financial Group, Inc., a Delaware corporation ("Insignia"), all of the issued and outstanding common stock of National Property Investors, Inc., a Delaware corporation ("NPI"), for an aggregate purchase price of $1,000,000. NPI is the sole shareholder of NPI Equity Investments II, Inc., a Florida corporation ("NPI Equity"), the managing general partner of Fox Realty Investors, a California general partnership ("FRI"). FRI is the general partner of Montgomery Realty Company-85, the managing general partner of the Registrant. All of the funds used in making the purchase were drawn under a revolving credit facility established by a syndicate of lenders for the benefit of Insignia, with First Union National Bank of South Carolina as Administrative Agent and Lehman Commercial Paper, Inc. as Syndication Agent. The closing of the transactions contemplated by the above mentioned agreement (the "Closing") occurred on January 19, 1996.

                 Upon the Closing, the officers and directors of NPI and NPI Equity resigned and Insignia caused new officers and directors of each of those entities to be elected. Insignia does not now own, directly or indirectly, any units of limited partnership of the Registrant.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GROWTH HOTEL INVESTORS

                                        By: Montgomery Realty Company-85,
                                            its general partner

                                        By: Fox Realty Investors,
                                            its general partner

                                        By: NPI Equity Investments II, Inc.
                                            its managing partner



Date:  February 5, 1996                 By: /s/ John K. Lines
                                            ----------------------------------
                                            Name:   John K. Lines
                                            Title:  Vice President/
                                                    Secretary